Exhibit 10.4

Amendment No. 2 to securities Purchase Agreement

This Amendment No. 2 to Securities Purchase Agreement (this “Amendment”), dated as of March 21, 2024, is by and between Presto Automation Inc., a Delaware corporation (“Presto”), and Presto CA LLC, a Delaware limited liability company (“CA”), and amends that certain Securities Purchase Agreement, dated as of October 10, 2023, as amended by Amendment No. 1 thereto dated as of November 21, 2023 and the Waiver and Consent thereto dated as of January 30, 2024 (as amended, the “Securities Purchase Agreement”).

RECITALS

WHEREAS, Section 4.11 of the Securities Purchase Agreement contains certain anti-dilution mechanisms (the “Anti-Dilution Mechanisms”);

WHEREAS, the Anti-Dilution Mechanisms were triggered by the issuance of shares of Presto at a purchase price of $1.00 per share in a registered direct offering that closed on November 21, 2023 (the “November 2023 Offering”);

WHEREAS, Presto and CA entered into Amendment No. 1 to Securities Purchase Agreement on November 21, 2023, pursuant to which, in connection with the November 2023 Offering, the anti-dilution trigger for future offerings was reduced from $2.00 to $1.00 per share;

WHEREAS, the Anti-Dilution Mechanisms were further triggered by the issuance of $9.0 million of subordinated convertible notes of Presto with a conversion price of $0.25 in a private placement that closed on February 2, 2024 (the “January 2024 Notes Offering”);

WHEREAS, Presto and CA entered into a Waiver and Consent on January 30, 2024, pursuant to which, in connection with the January 2024 Notes Offering, the anti-dilution trigger for future offerings was reduced from $1.00 to $0.40 per share and not the $0.25 conversion price;

WHEREAS, the Anti-Dilution Mechanisms were further triggered by the issuance of shares of Presto in connection with a registered direct offering at a purchase price of $0.25 per share that closed on March 4, 2024 (the “March Offering”);

WHEREAS, Presto is contemplating issuing a Senior Secured Promissory Note to CA (the “Note”);

WHEREAS, in recognition of the issuance of such anti-dilution shares in connection with the March Offering and the issuance of the contemplated Note, the Parties desire to further amend Section 4.11 of the Securities Purchase Agreement to (i) reflect a $0.25 anti-dilution trigger for future offerings by Presto and (ii) extend the Anti-Dilution Period (as defined in the Securities Purchase Agreement) until September 30, 2024;

WHEREAS, pursuant to Section 5.5 of the Securities Purchase Agreement, the Securities Purchase Agreement may be amended only by a written instrument duly executed by Presto and CA; and

NOW THEREFORE, in consideration of the terms, conditions and covenants set forth below, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties, intending to be legally bound hereby, promise and agree as follows. Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Securities Purchase Agreement, as amended hereby.

1.          Amendments to Section 4.11 of the Securities Purchase Agreement.

(a)          The Parties hereby agree that for purposes of Section 4.11 of the Securities Purchase Agreement, all references to the “Per Share Purchase Price” shall be replaced with references to “$0.25.”

(b)          The Parties hereby agree that the reference to “April 1, 2024” in the definition of “Anti-Dilution Period” shall be replaced with “September 30, 2024.”

2.          Valid Amendment. This Amendment is made in accordance with Section 5.5 of the Securities Purchase Agreement and constitutes an integral part thereof.

3.          Confirmation, Ratification and Entire Agreements. Except as expressly amended and modified herein, the Securities Purchase Agreement shall continue in full force and effect, and the parties hereby ratify and confirm the Securities Purchase Agreement as hereby amended. All references to the Securities Purchase Agreement in any document, instrument, agreement, or writing delivered pursuant to the Securities Purchase Agreement (as amended hereby) shall hereafter be deemed to refer to the Securities Purchase Agreement as amended hereby. The Securities Purchase Agreement (as amended hereby) and any other documents, instruments, and agreements among the parties as contemplated by or referenced in the Securities Purchase Agreement comprise the complete and exclusive agreement between the parties regarding the subject matter of this Amendment, and supersede all oral and written communications, negotiations, representations or agreements in relation to that subject matter made or entered into before the date hereof.

4.          Miscellaneous. Sections 5.2 (Fees and Expenses), 5.4 (Notices), 5.5 (Amendments; Waivers), 5.7 (Successors and Assigns), 5.9 (Governing Law), 5.11 (Execution), 5.12 (Severability), and 5.19 (WAIVER OF JURY TRIAL) of the Securities Purchase Agreement are incorporated herein by reference, mutatis mutandis. Upon the effectiveness of this Amendment, each reference in the Securities Purchase Agreement to “this Agreement,” “hereunder,” “herein,” “hereof” or words of like import referring to the Securities Purchase Agreement shall mean and refer to the Securities Purchase Agreement as amended by this Amendment.

[SIGNATURE PAGES follow]

IN WITNESS WHEREOF, each party hereto has caused this Agreement to be duly executed and delivered by its proper and duly authorized officer(s) as of the day and year first above written.

Presto Automation Inc.:

By:	/s/ Guillaume Lefevre
Name: Guillaume Lefevre
Title: Interim Chief Executive Officer

Presto CA LLC:

By:	/s/ Joseph McCoy
Name: Joseph McCoy
Title: Authorized Signatory

[Signature Page to Amendment No. 2 to Securities Purchase Agreement]